UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report: November 4, 2005

(Date of earliest event reported)

TEMPLE-INLAND INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, Austin, Texas 78746

(Address of Principal Executive Offices, including Zip code)

(512) 434-5800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Temple-Inland Inc. entered into a letter agreement with M. Richard Warner, President of the Company, memorializing the understanding between the Company and Mr. Warner in contemplation of his retirement on December 31, 2006.

The agreement provides that Mr. Warner will step down as President of the Company effective December 31, 2005, and assume the role of Senior Advisor to the Company. Upon his retirement, all nonqualified stock options and restricted stock previously awarded to him will vest.

A copy of the agreement is filed as an exhibit to this current report on Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 7, 2005, the Company issued a press release announcing that Mr. Warner plans to retire from the Company at the end of 2006. Mr. Warner will remain as President of the Company for the balance of 2005 and will move to the role of senior advisor in 2006 working on transition issues, staff development activities, and strategic initiatives.

A copy of the press release is filed as an exhibit to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Letter agreement between the company and M. Richard Warner dated November 4, 2005.

99.1	Press release dated November 7, 2005, announcing that Mr. Warner plans to retire from the Company at the end of 2006.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.

Date: November 7, 2005	By: /s/ Doyle R. Simons

Name: Doyle R. Simons

Title:	Executive Vice President

EXHIBIT INDEX

Exhibit	Description	Page

10.1	Letter agreement between the company and M. Richard Warner dated November 4, 2005	5
99.1	Press release dated November 7, 2005, announcing that Mr. Warner plans to retire from the Company at the end of 2006	8

4